Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

May 31, 2023

Host Hotels & Resorts, Inc.

4747 Bethesda Avenue, Suite 1300

Bethesda, Maryland 20814

Re:	Host Hotels & Resorts, Inc.

Ladies and Gentlemen:

We have served as Maryland counsel to Host Hotels & Resorts, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the offering and sale from time to time of shares (the “Shares”) of the Common Stock, par value $0.01 per share (the “Common Stock”), of the Company having an aggregate gross sales price of up to $600,000,000 pursuant to the Distribution Agreement, dated as of the date hereof (the “Agreement”), between the Company and each of J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as agent and/or principal (each, in its capacity as agent and/or principal, an “Agent,” and, together, the “Agents,” and each, in its capacity as agent for the related Forward Purchaser (as defined below), a “Forward Seller,” and, together, the “Forward Sellers”), and JPMorgan Chase Bank, National Association, Bank of America, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association (each, a “Forward Purchaser,” and, together, the “Forward Purchasers”). The offering and sale of the Shares are covered by a Registration Statement on Form S-3 (Registration No. 333-264313), and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

Host Hotels & Resorts, Inc.

May 31, 2023

4. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board of Directors”) relating to, among other matters, (i) the approval of the Agreement, (ii) the registration, offering, sale and issuance of the Shares and the shares of Common Stock (the “Confirmation Shares”) that may be issued and delivered by the Company pursuant to any Forward Contract (as defined below), certified as of the date hereof by an officer of the Company;

5. The Agreement;

6. The form of confirmation (the “Form of Forward Confirmation”) that may be entered into by and between the Company and the applicable Forward Purchaser in relation to any forward stock purchase transaction (a “Forward”);

7. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

8. A certificate executed by an officer of the Company, dated as of the date hereof; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Host Hotels & Resorts, Inc.

May 31, 2023

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. None of the Shares or the Confirmation Shares will be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VIII of the Charter.

6. Upon the issuance of any Shares or Confirmation Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Each confirmation entered into by and between the Company and any Forward Purchaser in relation to any Forward (each, a “Forward Contract”) will not differ in any manner material to this opinion from the Form of Forward Confirmation.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance and sale of any Shares by the Company pursuant to the Agreement and the issuance and delivery of any Confirmation Shares by the Company pursuant to any Forward Contract have been duly authorized and, when and if issued and delivered by the Company pursuant to the terms of the Agreement, any applicable Forward Contract, the Registration Statement, the Resolutions and any other resolutions adopted by the Board or any duly-authorized committee thereof relating thereto, the Shares and the Confirmation Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal law or the laws of any other state. We express no opinion as to the applicability or effect of any federal or state tax or securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

Host Hotels & Resorts, Inc.

May 31, 2023

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the offering and sale of the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP